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          RAIT Investment Trust Announces Record Earnings in 2001: 83%
                  Increase in Net Income; 14% Increase in EPS


PHILADELPHIA, PA -- January 23, 2002 --

     2001 Highlights:


     o Net income increases 83% ($10.1 million) before extraordinary gain over year ended 2000.

     o   FFO increases 71% ($10.6 million) over year ended 2000.

     o   Per Share

            |X| Net income per diluted share before extraordinary gain increases 14% to $2.19 (based on 10.1 million weighted average shares outstanding-diluted) from $1.92 for the year ended 2000 (based on 6.3 million weighted average shares outstanding-diluted).

            |X| FFO per diluted share increases 5% to $2.52 (based on 10.1 million weighted average shares outstanding-diluted) from $2.39 for the year ended 2000 (based on 6.3 million weighted average shares outstanding-diluted).

RAIT Investment Trust (RAIT) (AMEX: RAS), a company that provides specialized financing to the real estate market, reported funds from operations ("FFO") of $8.4 million or $0.67 per share basic ($0.66 per share diluted) for the fourth quarter ended December 31, 2001 (based on 12.7 million weighted average shares basic, 12.8 million weighted average shares-diluted) as compared to $3.8 million or $0.60 per share (basic and diluted) for the fourth quarter ended December 31, 2000 (based on 6.3 million weighted average shares outstanding, basic and diluted). FFO was $25.5 million or $2.54 per share basic ($2.52 per share diluted) for the year ended December 31, 2001 (based on 10.0 million weighted average shares basic and 10.1 million weighted average shares diluted) as compared to $15.0 million or $2.39 per share basic and diluted for the year ended December 31, 2000 (based on 6.3 million weighted average shares outstanding, basic and diluted). Revenues were $14.9 million and $10.1 million for the quarters ended December 31, 2001 and 2000, respectively and were $52.2 million and $38.5 million for the year ended December 31, 2001 and 2000, respectively. RAIT's return on equity (FFO / average shareholders' equity) for the quarter ended December 31, 2001 was 17.6%. This is the tenth consecutive quarter that the Company's return on equity has exceeded 17.0%.

Net income was $7.6 million ($0.60 per share basic and diluted), after depreciation and amortization of $812,000 for the fourth quarter ended December 31, 2001 (based on 12.7 million weighted average shares basic and 12.8 million weighted average shares diluted), as compared to $3.0 million ($0.47 per share basic and diluted), after depreciation and amortization of $804,000 for the



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fourth quarter ended December 31, 2000 (based on 6.3 million weighted average shares outstanding, basic and diluted). Net income was $26.6 million ($2.68 per share basic, $2.65 per share diluted) after depreciation and amortization of $3.3 million ($0.32 per share basic and diluted) for the year ended December 31, 2001 (based on 10.0 million weighted average shares basic and 10.1 million weighted average shares diluted) as compared to $12.0 million ($1.93 per share basic, $1.92 per share diluted) after depreciation and amortization of $2.9 million ($0.46 per share basic and diluted) for the year ended December 31, 2000 (based on 6.3 million weighted average shares outstanding).

During the year ended December 31, 2001 the Company completed the purchase of two loans underlying one of its property interests for $20.3 million. The difference between the purchase price and the underlying face value of the loans resulted in the consolidated extinguishment of debt, which was recorded as an extraordinary gain of $4.6 million ($0.46 per share basic and diluted).

As of December 31, 2001, total assets were $330.5 million (including $197.6 million of investments in real estate loans and $105.3 million of investments in real estate). As of December 31, 2000, total assets were $270.1 million, (including $140.7 million of investments in real estate loans and $107.9 million of investments in real estate). Total equity was $211.0 million at December 31, 2001 and $86.7 million at December 31, 2000.

On November 29, 2001, RAIT declared a fourth quarter dividend of $0.56 per share (paid on December 31, 2001 to shareholders of record on December 7, 2001). This dividend represents an annualized yield of 13.7% based on the $16.30 stock price on December 31, 2001. Including this fourth quarter dividend, RAIT has paid a regular quarterly cash dividend of at least $0.51 per share during each of the past fourteen quarters

NOTE: You may download the Webcast of our Quarterly Earnings Conference Call beginning at 11:00 AM EST on Friday, January 25, 2002 by clicking on the Webcast link on our homepage at www.raitinvestmenttrust.com . If you would like to be added to our distribution list, please email info@raitinvestmenttrust.com.

About RAIT Investment Trust

RAIT Investment Trust (AMEX: RAS) is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate nationwide, including senior and junior mortgage debt and mezzanine lending, and acquires real estate for its own account. RAIT, which is taxed as a real estate investment trust, seeks to deliver risk-adjusted returns on equity to shareholders by providing tailored and flexible financing products to its customers. For more information visit www.raitinvestmenttrust.com or call 215-861-7900.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see "Risk Factors" in the Company's Registration Statement and 2000 Form 10K filed with the Securities and Exchange Commission.



RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

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                              RAIT INVESTMENT TRUST
                                and Subsidiaries
                        Consolidated Statements of Income
                                   (Unaudited)


                                                             For the three months                           For the year
                                                               ended December 31,                         ended December 31,
                                                             ---------------------                        -------------------
                                                           2001                 2000                 2001                  2000
                                                           ----                 ----                 ----                  ----
REVENUES
Mortgage interest income                               $ 7,442,966          $ 4,998,617         $ 23,623,214          $ 18,274,567
Rental income                                            5,925,746            4,793,575           21,975,461            18,305,725
Fee income and other                                       944,650              198,866            5,690,292             1,420,117
Investment income                                           75,319              129,975              351,729               548,322
Gain on Sale of Loan                                       534,958                    -              534,958                     -
                                                       -----------          -----------         ------------          ------------
    Total revenues                                      14,923,639           10,121,033           52,175,654            38,548,731

COSTS AND EXPENSES
Interest                                                 2,168,161            3,275,036           10,653,881            12,777,804
Property operating expenses                              3,152,872            2,133,274           12,041,518             8,607,170
Salaries and benefits                                      958,188              759,945            2,711,606             1,488,390
General and administrative                                 228,554              127,834            1,291,412               637,060
Depreciation and amortization                              811,654              804,440            3,262,294             2,908,623
                                                       -----------          -----------         ------------          ------------
    Total costs and expenses                             7,319,429            7,100,529           29,960,711            26,419,047
                                                       -----------          -----------         ------------          ------------
Net income before minority interest
and extraordinary gain                                   7,604,210            3,020,504           22,214,943            12,129,684

Minority interest                                           15,521             (38,977)               65,783              (74,959)
Extraordinary gain--consolidated
extinguishment of indebtedness
underlying investment in real estate                             -                    -            4,633,454                     -
                                                       -----------          -----------         ------------          ------------

Net Income                                             $ 7,619,731          $ 2,981,527         $ 26,914,180          $ 12,052,725
                                                       ===========          ===========         ============          ============

Earnings per share-basic:

Net income per common share before
minority interest and extraordinary gain                  $    .60            $     .47             $   2.21              $   1.93
Minority interest                                                -                    -                  .01                     -
Extraordinary gain                                               -                    -                  .46                     -
                                                          --------            ---------             --------              --------
Net income                                                $    .60            $     .47             $   2.68              $   1.93
                                                          ========            =========             ========              ========

Weighted average common shares-basic                    12,663,434            6,309,699           10,039,788             6,251,828
                                                        ==========            =========           ==========             =========

Earnings per share-diluted:

Net income per common share before
minority interest and extraordinary gain                  $    .60            $     .47             $   2.19              $   1.92
Minority interest                                                -                    -                    -                     -
Extraordinary gain                                               -                    -                  .46                     -
                                                          --------            ---------             --------              --------
Net income                                                $    .60            $     .47             $   2.65              $   1.92
                                                          ========            =========             ========              ========

Weighted average common shares-diluted                  12,782,039            6,341,115           10,142,931             6,265,922
                                                        ==========           ==========          ===========           ===========

Funds from operations (1)                               $8,431,385           $3,785,967          $25,543,020           $14,960,732
                                                        ==========           ==========          ===========           ===========
Funds from operations per common share-basic
                                                          $    .67            $     .60                $2.54             $    2.39
                                                          ========            =========             ========              ========

Funds from operations per common share-diluted            $    .66            $     .60                $2.52             $    2.39
                                                          ========            =========             ========              ========

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(1) Funds from operations ("FFO") represent net income before depreciation and amortization and exclude extraordinary gain from consolidated extinguishment of indebtedness underlying investment in real estate.